Exhibit 99.2

FOR IMMEDIATE RELEASE

Supernus Announces Issuance of Two Patents covering Trokendi XR™

Rockville, MD, November 5, 2012 —Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN), a specialty pharmaceutical company, today announced the issuance of two patents (8,298,576 and 8,298,580) by the US Patent and Trademark Office (USPTO) covering Trokendi XR™, its novel once-daily extended- release topiramate product. Both patents were issued by the USPTO on October 30, 2012.

“This is a very important development for us as we continue to build intellectual property protection for our products. Each of our epilepsy products, Trokendi XR™ and Oxtellar XR™, is now covered by two issued US patents,” said Jack A. Khattar, President and CEO of Supernus.

Supernus has several additional patent applications for extended- release topiramate and extended- release oxcarbazepine pending in other geographic regions.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system, or CNS, diseases. The company has one approved product for epilepsy, Oxtellar XR™ (extended-release oxcarbazepine), and one tentatively approved product for epilepsy, Trokendi XR™ (extended-release topiramate). The company is also developing several product candidates in psychiatry to address large market opportunities in ADHD including ADHD patients with impulsive aggression. These product candidates include, SPN-810 for impulsive aggression in ADHD and SPN-812 for ADHD.

Forward-Looking Statements:

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not convey historical information, but relate to predicted or potential future events that are based upon management’s current expectations. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In addition to the factors mentioned in this press release, such risks and uncertainties include, but are not limited to, the Company’s ability to achieve profitability; the Company’s ability to raise sufficient capital to implement its corporate strategy; the implementation of the Company’s corporate strategy; the Company’s future financial performance and projected expenditures; the Company’s ability to enter into future collaborations with pharmaceutical companies and academic institutions or to obtain funding from government agencies; the Company’s product research and development activities, including the timing and progress of the Company’s clinical trials, and projected expenditures; the Company’s ability to receive, and the timing of any receipt of, regulatory approvals to develop and commercialize the Company’s product candidates; the Company’s respective PDUFA dates for product candidates; the Company’s ability to protect its intellectual property and operate its business without infringing upon the intellectual property rights of others; the Company’s expectations regarding federal, state and foreign regulatory requirements; the therapeutic benefits, effectiveness and safety of the Company’s product candidates; the accuracy of the Company’s estimates of the size and characteristics of the markets that may be addressed by its product candidates; the Company’s ability to increase its manufacturing capabilities for its product candidates; the Company’s projected markets and growth in markets; the Company’s product formulations and patient needs and potential funding sources; the Company’s staffing needs; and other risk factors set forth from time to time in the Company’s SEC filings made pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

CONTACTS:

Jack Khattar, President & CEO

Gregory S. Patrick, Vice President and CFO

Supernus Pharmaceuticals, Inc.

Tel: (301) 838-2591